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                                                                   EXHIBIT 10.17

                              FIRST LEASE AMENDMENT

                                     BETWEEN

                          BENAROYA CAPITAL COMPANY, LLC

                                       AND

                                ICOS CORPORATION

This First Lease Amendment dated February 18, 1998 is attached to and made part of that certain Lease dated May 20th, 1997, between Benaroya Capital Company, LLC., a Washington limited liability company, as Lessor ("Lessor") ICOS Corporation., a Delaware corporation, as Lessee ("Lessee") located at 2222 220th Street SE in Bothell, Washington.

The terms used herein shall have the same definitions as set forth in the Industrial Lease.

The intent of this Second Lease Amendment is to modify Section 34 "Option to Extend" and Section 35 "Right of First Opportunity to Lease".

Lessor and Lessee shall agree to the following:

1.    SECTION 34, "OPTION TO EXTEND": Section 34 shall be rewritten to read:

         OPTION TO EXTEND. Lessor hereby grants to Lessee two successive options to extend this Lease for additional terms of five (5) years each commencing on the first day after the Expiration Date of the previous term. Lessee must exercise the option to extend, if at all, by giving Lessor written notice of such exercise not less than seven (7) months and no more than eight (8) months prior to the expiration date of the then current term. Upon the exercise of the option to extend, the term of this Lease shall be extended through the expiration date of the Renewal Term on the same terms and conditions as contained herein, except that there shall be no option to extend the term of this Lease beyond the Second Renewal Term, and the Base Monthly Rent during the Renewal Terms shall be determined pursuant to this Section.

         Base Monthly Rent for each Renewal Term shall be the greater of (a) the Base Monthly Rent scheduled for the final month of the preceding term (the initial term or the First Renewal Term, as the case may be), or
         (b) the fair market base rental value of the Premises which shall be determined based on the original condition of the Premises including any existing improvements regardless if said improvements are utilized by Lessee. Fair market base rental shall not be increased, however, due to any improvements made by Lessee.

         Lessor and Lessee agree to be reasonable in their negotiation of rent for the option periods. Lessor and Lessee shall have thirty (30) days after Lessee provides Lessor of its notice to exercise its Option to Renew to set the rent for the option period(s). If Lessor and Lessee are unable to establish the rent for the option period(s) within the thirty (30) day period then Lessor and Lessee shall each appoint an appraiser with not less than ten (10) years experience in real estate appraisal in the Bellevue real estate market, to set the rent for the option period(s). If the rents proposed by each appraiser are within ten (10%) percent of each other, then the rent for the option period(s) shall be the average of the two rents. If the rents proposed by each appraiser are greater than ten (10%) percent from each other then the two appraisers will select a third appraiser who shall also have at least (10) years real estate appraisal experience in the Bellevue real estate market, to set the rent for the option period(s). The rent established by the third appraiser will be binding on Lessor and Lessee and will be no less than the rent proposed by Lessee and no higher than the rent proposed by Lessor. The total cost of all of the appraiser's fees will be the responsibility of the party whose proposed rental rate is farthest from that of the final rental rate established by the appraisers.

2. SECTION 35 "FIRST OPPORTUNITY TO LEASE": Section 35 shall be rewritten to read:

         RIGHT OF FIRST OPPORTUNITY TO LEASE: At any time during the term of this Lease, and provided that Lessee is not in default of any provisions of this Lease, and further subject to the specific rights of existing tenants including the Lessee within such space, if any space within the Building in which the Premises is located is available for lease or if the Lessor becomes aware that any such space is to become available, or if any space located at 22122 Crystal Creek Blvd. SE ("Teltone Building") becomes available, Lessor will provide Lessee with notice of such availability (the "First Opportunity Notice"). The First Opportunity Notice will contain the following Information:

            1.    The description of the specific space within the specific
                  Building

            2.    The date on which the space will become available

            3. The rental rate which Lessor is willing to accept for such space


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         Within one week following receipt of the First Opportunity Notice,
         Lessee will notify Lessor if it chooses to exercise it's right to lease the space identified in the notice on the terms specified. If Lessee either waives its right or fails to notify Lessor within one week then Lessor will be free to lease such space to any third party.

         Notwithstanding the foregoing, if the First Opportunity Notice is given to Lessee more than ten(10) months prior to the date on which such space will become available, Lessee will have sixty (60) days to respond to such notice rather than the one week period specified above.

         if Lessee exercises its right to lease the identified space, the lease term for the additional space will expire on the later to occur of: (i) the termination date of this Lease, or (ii) three (3) years following the commencement date of the Lease for such additional space.

All other terms and conditions of the Lease shall remain the same.

LESSOR:                               LESSEE:
BENAROYA CAPITAL COMPANY, LLC.        ICOS CORPORATION


/s/ Larry R. Benaroya                 /s/ Gary Wilcox
---------------------------------     -----------------------------------------
By: Larry R. Benaroya                 By: Gary Wilcox
Its: Manager                          Its: Executive Vice President, Operations


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STATE OF WASHINGTON      ]
                         ] ss.
COUNTY OF KING           ]

I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                     /s/ Teresa M. Kartes
                                     ------------------------------------------
                                     Notary Public in and for the
                                     State of Washington
                                     residing at Tukwila
                                     Commission expires 11/29/01
                                     Print Name Teresa M. Kartes

STATE OF WASHINGTON      ]
                         ] ss.
COUNTY OF KING           ]

      I certify that I know or have satisfactory evidence that Gary Wilcox is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Exec. V.P./Operations, of ICOS CORPORATION, a Delaware corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

      IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                     Rene J. Gipson
                                     -----------------------------
                                     Notary Public in and for the
                                     State of Washington
                                     residing at Bothell
                                     Commission expires 10/19/00
                                     Print Name Rene J. Gipson


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